Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-8686) of our report dated June 26, 2020, relating to the financial statements and supplemental schedule of Fresenius Medical Care North America 401(k) Savings Plan in in Report on Form 11-K for the year ended December 31, 2019.

/s/ WithumSmith+Brown, PC

Princeton, New Jersey

June 26, 2020

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